As filed with the Securities and Exchange Commission on December 21, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	11-2209324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11711 West 79th Street
Lenexa, Kansas 66214
(Address of Principal Executive Offices) (Zip Code)

Mediware Information Systems, Inc.
2003 Equity Incentive Plan, As Amended
(Effective as of December 7, 2005)
(Full title of the plan)

James Burgess
President and Chief Executive Officer
Mediware Information Systems, Inc.
11711 West 79th Street
Lenexa, Kansas 66214
(Name and address of agent for service)

(913) 307-1000
(Telephone number, including area code, of agent for service)

Copies to:

Joel I. Frank, Esq.
Hartman & Craven LLP
488 Madison Avenue
New York, New York 10022

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration fee (3)

Common Stock, par value $.10 per share	1,000,000	$11.13	$11,130,000	$1,310.01

(1) Represents the additional number of shares of common stock, par value $.10 per share (the “Common Stock”), of Mediware Information Systems, Inc. (the “Registrant”) issuable under the Mediware Information Systems, Inc. 2003 Equity Incentive Plan, as amended (Effective as of December 7, 2005) (the “Plan”).

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sale prices for the Registrant’s Common Stock as reported on The Nasdaq Stock Market on December 16, 2005.

(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. The existing securities under the Plan were registered, and the correlating filing fee paid, pursuant to the Registrant’s (i) Registration Statement on Form S-8 filed on October 4, 2004 (Registration No. 333-119503) and (ii) Registration Statement on Form S-8 filed on March 22, 2005 (Registration No. 333-123496).

Explanatory Note

Pursuant to General Instruction E to Form S-8, the contents of this Registration Statement on Form S-8 incorporates by reference the (i) Registration Statement on Form S-8 filed on October 4, 2004 (Registration No. 333-119503) and (ii) Registration Statement on Form S-8 filed on March 22, 2005 (Registration No. 333-123496) (collectively, the “Prior Registration Statements”). This Registration Statement covers 1,000,000 shares, which together with the aggregate 1,000,000 shares of Common Stock being carried forward from the Prior Registration Statements constitute the maximum of 2,000,000 shares of Common Stock issuable under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the (i) Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2004 (Registration No. 333-119503) and (ii) Registration Statement on Form S-8 filed on March 22, 2005 (Registration No. 333-123496) by Mediware Information Systems, Inc., a New York corporation (the “Registrant”), are incorporated herein by reference. In addition, the following documents filed with the Commission by the Registrant are incorporated herein by reference (other than, in each case, documents or information that is deemed to have been furnished and not filed in accordance with the rules of the Commission):

(1)
The Registrant’s registration statement on Form 8-A, filed on May 28, 1991, incorporating by reference the description of the Registrant’s capital stock included in the Registrant’s registration statement on Form S-18 (File No. 33-40411) filed on May 8, 1991;

(2)	The Registrant’s annual report on Form 10-K for the year ended June 30, 2005, as amended by the Registrant’s annual report on Form 10-K/A for the year ended June 30, 2005;

(3)	The Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005;

(4)	The Registrant’s current reports on Form 8-K filed on September 2, 2005, September 27, 2005, October 12, 2005, October 21, 2005, October 25, 2005 and December 13, 2005.

All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post—effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Jill H. Suppes, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, Kansas 66214 (telephone (913) 307-1000).

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Item 8.	Exhibits.

Exhibit
Number	Description

5	Opinion of Hartman & Craven LLP regarding the legality of the securities being registered

23.1	Consent of Hartman & Craven LLP to the filing of its opinion (included in Exhibit 5)

23.2	Consent of Eisner LLP

24	Power of Attorney (included on the signature page of this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on this 21st day of December, 2005.

MEDIWARE INFORMATION SYSTEMS, INC.

/s/ James Burgess
Name:	James Burgess
Title:	Chief Executive Officer, President and Director

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Burgess and Jill H. Supppes, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act and any rules, regulations and requirements of the Commission in connection with this registration statement on Form S-8 and any and all amendments or post-effective amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/James Burgess	Chief Executive Officer, President and Director	December 21, 2005
James Burgess	(Principal Executive Officer)

/s/Jill H. Suppes	Chief Financial Officer	December 21, 2005
Jill H. Suppes	(Principal Financial and Principal Accounting Officer)

/s/ Lawrence Auriana	Chairman of the Board	December 21, 2005
Lawrence Auriana

/s/Jonathan H. Churchill	Director	December 21, 2005
Jonathan H. Churchill

/s/Roger Clark	Director	December 21, 2005
Roger Clark

___________	Director
Joseph Delario

/s/Philip Coelho	Director	December 21, 2005
Philip Coelho

/s/John Gorman, M.D.	Director	December 21, 2005
John Gorman, M.D.

/s/Robert F. Sanville	Director	December 21, 2005
Robert F. Sanville

/s/Clinton G. Weiman, M.D.	Director	December 21, 2005
Clinton G. Weiman, M.D.

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Hartman & Craven LLP regarding the legality of the securities being registered

23.1	Consent of Hartman & Craven LLP to the filing of its opinion (included in Exhibit 5)

23.2	Consent of Eisner LLP

24	Power of Attorney (included on the signature page of this Registration Statement)